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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Reading, United Kingdom
July 12, 2018

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm